UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

GRAMERCY PROPERTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35933 (Commission File Number)	56-2466617 (IRS Employer Identification No.)

521 Fifth Avenue, 30th Floor New York, New York (Address of Principal Executive Offices)	10175 (Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Chambers Street Properties

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                Completion of Acquisition or Disposition of Assets.

Closing of Merger with Gramercy Property Trust Inc.

On December 17, 2015 (the “Closing Date”), the Company and Gramercy Property Trust Inc., a Maryland corporation (“Old Gramercy”), consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 1, 2015 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Old Gramercy and Merger Sub, pursuant to which Old Gramercy merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity of the Merger.  Pursuant to the Merger Agreement, the Articles of Merger contemplated thereby were filed with the State Department of Assessments and Taxation of Maryland, with an effective time and date of 4:01 p.m. on December 17, 2015.

At the effective time of the Merger, each share of Old Gramercy common stock issued and outstanding immediately prior to the effective time was converted into the right to receive 3.1898 (the “Exchange Ratio”) validly issued, fully paid and nonassessable Company common shares of beneficial interest, par value $0.01 per share (the “Merger Consideration”).  No fractional shares were issued in the Merger, and cash was paid in lieu thereof.  Additionally, each share of Old Gramercy’s 7.125% Series B Cumulative Redeemable Preferred Stock (“Old Gramercy Preferred Stock”) issued and outstanding prior to the effective time was converted into the right to receive one newly issued share of 7.125% Series A Cumulative Redeemable Preferred Shares of the Company (“Company Preferred Shares”), having preferences, rights and privileges substantially identical to the preferences, rights and privileges of the Old Gramercy Preferred Stock.  The Company issued approximately 183,505,034 million of its common shares of beneficial interest (“Company Common Shares”) in connection with the Merger, and approximately 3,500,000 Company Preferred Shares.  Based on the closing price of the Company’s common shares on the New York Stock Exchange of $7.74 on the Closing Date, the Exchange Ratio represented approximately $24.69 in Company Common Shares for each share of Old Gramercy common stock.

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2015 and is incorporated by reference herein. A copy of Amendment No. 1 to the Merger Agreement has been previously filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 23, 2015 and is incorporated by reference herein. A copy of Amendment No. 2 to the Merger Agreement has been previously filed as Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2015 and is incorporated by reference herein. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.03.                Material Modification to Rights of Security Holders

Fifth Amended and Restated Bylaws

In connection with the Merger, on the Closing Date, the bylaws of the Company were amended and restated in their entirety in the form included herewith as Exhibit 3.2.

The Company’s bylaws were amended to make certain changes providing for the governance of the combined company following the Merger.  Pursuant to the amended bylaws, the affirmative vote of at least 70% of the independent trustees of the combined company will be required to remove Gordon F. DuGan from the office of Chief Executive Officer prior to December 17, 2018.  The affirmative vote of at least 70% of the independent trustees of the combined company will be required to amend, modify or repeal, or adopt any bylaw provision inconsistent with the foregoing provision.

In addition, the amended and restated bylaws effect the following changes to the bylaws of the Company as they existed prior to the Merger:

•                  an increase in the number of positions on the Company’s board of trustees from 9 to 10;

•                  the creation of the right of the president of the combined company to call or request a special meeting of the shareholders;

•                  the creation of the right of the chairman of the board, the chief executive officer, the president or a majority of trustees then in office to call or request a special meeting of the board of trustees, and the elimination of the right of any member of the board of trustees alone to call or request such a meeting;

•                  the creation of an Investment Committee, elimination of an Executive Committee and elimination of the requirement that the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will at all times consist solely of independent trustees; and

•                  the right of a committee to delegate some or all of its power and authority to one or more subcommittees composed of one or more trustees.

Preferred Shares Issuance

On December 15, 2015, the Company filed with the State Department of Assessments and Taxation of the State of Maryland articles supplementary setting forth the terms of the Company Preferred Shares (the “Articles Supplementary”).  The terms of the Company Preferred Shares have been previously described under “Description of Shares—Chambers Preferred Shares” of the Registration Statement on Form S-4 (File No. 333-206871) filed by the Company with the Securities and Exchange Commission on September 11, 2015, and as amended by Amendment No. 1 to Form S-4 as filed on October 22, 2015, in connection with the Merger, which section is hereby incorporated herein by reference.  Upon issuance of the Company Preferred Shares, as more fully described in the Articles Supplementary, the Company Preferred Shares will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, senior to all classes or series of the Company’s common shares of beneficial interest, and to any other class or series of Company shares expressly designated as ranking junior to the Company Preferred Shares.

The foregoing descriptions of the Company’s fifth amended and restated bylaws and Articles Supplementary are qualified in their entirety by the full text of such documents, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 4.01.                Changes in Registrant’s Certifying Accountant

Following the recent change of control of the Company (Gramercy Property Trust f/k/a/ Chambers Street Properties), on December 17, 2015, the Company informed its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), that the Company wished to dismiss Deloitte as the Company’s independent registered public accounting firm. Deloitte’s dismissal was not due to any reason related to the Company’s reporting or accounting operations, policies or procedures.

The reports of Deloitte on Chambers Street Properties’ consolidated financial statements for the years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

In connection with the audits of Chambers Street Properties’ consolidated financial statements for each of the years December 31, 2014 and 2013, and during the subsequent interim periods through December 17, 2015, there were no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Deloitte would have caused it to make reference to the matter in their report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of disclosures it is making in this Form 8-K and requested Deloitte to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Deloitte’s letter dated December 17, 2015 is filed as Exhibit 16.1 hereto.

On December 17, 2015, the Company entered into an engagement letter with Ernst & Young LLP (“EY”), approved by the Audit Committee, and engaged EY as the Company’s independent registered public accounting firm effective immediately.  Prior to the Merger, Old Gramercy’s historical consolidated financial statements were audited by EY.

During the Company’s two most recent fiscal years and the subsequent interim period preceding EY’s engagement, neither the Company nor anyone on its behalf consulted EY regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that EY concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignations and Terminations of Certain Officers and Trustees

In connection with the Merger, on December 17, 2015, (i) Martin A. Reid ceased to serve in his position as Interim President and Chief Executive Officer, and Chief Financial Officer of the Company, and resigned as a trustee of the Company and from all other positions he holds as a member of any committee of the board of trustees of the Company, (ii) Hugh S. O’Beirne, Esq. ceased to serve in his position as Executive Vice President, Chief Legal Officer, General Counsel and Secretary of the Company, and (iii) Philip L. Kianka ceased to serve in his position as Executive Vice President and Chief Operating Officer of the Company.

Appointments of Certain Officers

In connection with the Merger and pursuant to the Merger Agreement, on December 17, 2015, (i) Gordon F. DuGan, the former Chief Executive Officer of Old Gramercy, became Chief Executive Officer of the Company, (ii) Benjamin P. Harris, the former President of Old Gramercy, became the President of the Company, (iii) Jon W. Clark, the former Chief Financial Officer, Chief Accounting Officer and Treasurer at Old Gramercy, became Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company and (iv) Edward J. Matey Jr., the former General Counsel, Executive Vice President and Secretary of Old Gramercy, became the General Counsel, Executive Vice President and Secretary of the Company.

The biographical information of Messrs. DuGan, Harris, Matey and Pell is as follows:

•                  GORDON F. DUGAN — Until the Closing Date, Mr. DuGan was Old Gramercy’s Chief Executive Officer and served as one of its directors since July 2012. Mr. DuGan has over 20 years of senior management experience in the real estate industry. From May 2004 to July 2010, he was Chief Executive Officer of W. P. Carey & Co. LLC (NYSE: WPC) (“W. P. Carey”), a global investment firm with approximately $12.5 billion of assets under management, and considered to be one of the leading providers of net leased financing for corporate properties. Prior to that, Mr. DuGan served in various capacities with W.P. Carey, including as a director, as President and as Head of Investments. Mr. DuGan is a member of the Advisory Boards of India 2020 Limited, a private equity firm investing in India, and of the Innocence Project. Mr. DuGan received his B.S. degree in Economics from the Wharton School at the University of Pennsylvania.  Mr. DuGan is 49 years old.

•                  BENJAMIN P. HARRIS — Until the Closing Date, Mr. Harris was Old Gramercy’s President since August 2012, and previously served as its Chief Investment Officer from July 2012 until August 2012. Mr. Harris served as the Head of U.S. Net Lease Investments for a wholly-owned subsidiary of Annaly Capital Management from June 2011 to June 2012 and has over 15 years of experience sourcing, underwriting and closing net leased and sale leaseback transactions. Mr. Harris served as the Head of U.S. Investments of Northcliffe from October 2010 to June 2011 and as Head of U.S. Investments of W. P. Carey from September 2005 to October 2010. Mr. Harris previously served in various capacities at W.P. Carey from 1998 through 2010. Mr. Harris graduated from the University of King’s College and Dalhousie University in Canada. He is a CFA charter holder and a member of the New York Society of Securities Analysts. Mr. Harris is 40 years old.

•                  JON W. CLARK — Until the Closing Date, Mr. Clark was Old Gramercy’s Chief Financial Officer and Treasurer since April 2009. He was also Old Gramercy’s Chief Accounting Officer since March 2009. Prior to his election as Chief Accounting Officer, Mr. Clark served as Old Gramercy’s Vice President and Controller from June 2007 until March 2009. Previously, Mr. Clark was a Director at BlackRock Financial Management where he managed the accounting and finance department for real estate debt products. During that time, Mr. Clark also served as Assistant Treasurer at Anthracite Capital, Inc., which was a publicly traded mortgage REIT that specialized in subordinate commercial mortgage-backed securities. Prior to joining BlackRock Financial Management, Mr. Clark was a Vice President at Cornerstone Properties, Inc. (acquired by Equity Office Properties in 2000) where he established its internal audit department. Mr. Clark is a Certified Public Accountant and obtained his public accountancy experience as a manager in the national real estate practices of Arthur Andersen LLP and BDO Seidman LLP. Mr. Clark holds a B.B.A. degree in Accountancy from Western Michigan University. Mr. Clark is 47 years old.

•                  EDWARD J. MATEY JR. — Until the Closing Date, Mr. Matey was Old Gramercy’s Executive Vice President and General Counsel since April 2009 and its Secretary since April 2013. From April 2008 until April 2009, Mr. Matey served as Senior Vice President and General Counsel of Old Gramercy’s Realty Division. Mr. Matey was Executive Vice President and General Counsel of American Financial Realty Trust from September 2002 until April 2008, when Old Gramercy acquired that company. Prior to that, he was a real estate attorney at Morgan, Lewis & Bockius LLP where he served as a partner from October 1991 to September 2002 and an associate from November 1986 to October 1991. Mr. Matey received his B.S. from Saint Joseph’s University and his J.D. from Villanova University School of Law. Mr. Matey is 61 years old.

Appointment of Trustees

In connection with the Merger and pursuant to the Merger Agreement, effective as of the Closing Date, the following individuals were named as trustees of the Company: Gordon F. DuGan, Allan J. Baum, Thomas D. Eckert, Gregory S. Hughes, Z. Jamie Behar and Jeffrey E. Kelter.  With the exception of Ms. Behar, each of the foregoing persons previously served as a director of Old Gramercy prior to the closing of the Merger.  The independent trustees of the Company prior to the Merger will continue to serve as trustees of the Company.  Effective as of the Closing Date, the board of trustees of the Company appointed Charles E. Black as the Non-Executive Chairman of the board, Allan J. Baum as the chairman of the Nominating and Governance Committee of the board, Jeffrey E. Kelter as the chairman of the Investment Committee of the board and James L. Francis as the chairman of the Compensation Committee of the board. Mr. Louis P. Salvatore will continue in his role as chairman of the Audit Committee of the board.

Biographical information for Messrs. Baum, Eckert, Hughes, and Kelter and Ms. Behar is as follows:

•                  ALLAN J. BAUM — Until the Closing Date, Mr. Baum served as one of Old Gramercy’s directors since August 2004. Mr. Baum previously served as Old Gramercy’s Lead Independent Director from June 2012 until January 2014 and as Chairman of a special committee of the Old Gramercy board of directors, and served as a member of Old Gramercy’s Audit and Compensation Committees. Mr. Baum retired from Credit Suisse First Boston (“CSFB”) in 2002, where he was a Managing Director and head of the structured finance unit for commercial mortgage-backed securities. Prior to his ten years with CSFB, Mr. Baum served as a Vice President in the Real Estate Investment Bank of Citicorp, and held positions in the tax-exempt housing finance and taxable mortgage finance areas of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Mr. Baum also currently serves as a director of Community Development Trust, a for-profit, mission-oriented real estate investment trust. He previously served as Vice President of the Commercial Mortgage Securities Association. In addition, Mr. Baum served as a director for National Consumer Cooperative Bank, a cooperative financial institution which primarily provides financial services to eligible cooperative enterprises, and also served on its audit committee. Mr. Baum received a B.A. degree in Government/Urban Studies from Dartmouth College in 1978 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1983.

•                  THOMAS D. ECKERT — Until the Closing Date, Mr. Eckert served as one of Old Gramercy’s directors since June 2015. Mr. Eckert served as Chairman, and previously from 1997 to 2011 served as President and Chief Executive Officer, of Capital Automotive Real Estate Services, Inc. (“Capital Automotive”), a privately owned real estate company that owns and manages net-leased real estate for automotive retailers. Mr. Eckert was one of Capital Automotive’s founders and led its IPO in February 1998. Mr. Eckert also served as a trustee of Capital Automotive from its founding until December 2006, when it was taken private. From 1983 to 1997, Mr. Eckert was employed by Pulte Home Corporation, a U.S. homebuilder, serving most recently as President of Pulte’s Mid-Atlantic region. Prior to working at Pulte, Mr. Eckert spent over seven years with the public accounting firm Arthur Andersen LLP. Mr. Eckert is currently a member of three public company boards, including (i) Chesapeake Lodging Trust (NYSE: CLT), an owner of luxury hotels, where he serves as the chairman of the audit committee and as a member of the compensation committee; (ii) DuPont Fabros Technology (NYSE: DFT), an owner, developer and manager of wholesale data centers, where he serves as chairman of the compensation committee and as a member of the audit committee; and (iii) NVR, Inc. (NYSE: NVR), one of the largest homebuilders in the USA, where he serves as chairman of the compensation committee. From April 2012 until April 2015, he also served as a trustee of The College Foundation of the University of Virginia. In addition, Mr. Eckert served as Chairman of the Board of The Munder Funds, a $10 billion mutual fund group, until its recent acquisition by Victory Capital Holdings, Inc. in October 2014, and served as a trustee of The Victory Funds, a $20 billion mutual fund group, until February 2015. Mr. Eckert received his bachelor’s degree in Business Administration from the University of Michigan in 1970.

•                  GREGORY F. HUGHES — Until the Closing Date, Mr. Hughes served as one of Old Gramercy’s directors since December 2012. He was previously Chairman of Old Gramercy’s Audit Committee and a member of its Nominating and Corporate Governance Committee. Mr. Hughes served as Old Gramercy’s Chief Credit Officer from 2004 to 2008. From November 2010 to present, Mr. Hughes has been a Principal for Roscommon Capital Limited Partnership, a financial advisory and investment firm. He served as Chief Financial Officer of SL Green Realty Corp. (“SL Green”) from 2004 to 2010 and as its Chief Operating Officer from 2007 to 2010. Prior to joining SL Green, Mr. Hughes was Managing Director and Chief Financial Officer of the private equity real estate group at JP Morgan Partners. Before that, Mr. Hughes was a Partner and Chief Financial Officer of Fortress Investment Group, an investment and asset management firm. Prior to that, he served as Chief Financial Officer of Wellsford Residential Property Trust and Wellsford Real Properties. Prior to that, Mr. Hughes worked at Kenneth Leventhal & Co., a public accounting firm specializing in real estate and financial services. Mr. Hughes received a B.S. degree in Accounting from the University of Maryland.

•                  Z. JAMIE BEHAR - Prior to Ms. Behar’s retirement from General Motors Investment Management Corporation (“GMIMCo”) in September 2015, she was Managing Director of Real Estate & Alternative Investments. She also served as a member of GMIMCo’s Board of Directors, as well as its Management, Investment Management, Risk Management and Private Equity Investment Approval committees. Previously, Ms. Behar served GMIMCo as a Portfolio Manager. She serves as a member of the Board of Directors of Sunstone Hotel Investors, Inc. (NYSE: SHO), a publicly listed U.S. hotel company. Ms. Behar holds a B.S.E. from The Wharton School of the University of Pennsylvania, an M.B.A. from Columbia University Graduate School of Business and the CFA charter.

•                  JEFFREY E. KELTER — Until the Closing Date, Mr. Kelter served as one of Old Gramercy’s directors since August 2004. He was previously Chairman of Old Gramercy’s Compensation Committee and a member of its Investment Committee. Mr. Kelter was a Founding Partner and Chief Executive Officer of KTR Capital Partners (“KTR”), a private industrial real estate investment company which was sold in June 2015, and served on KTR’s Investment Committee. Prior to founding KTR, Mr. Kelter was President, Chief Executive Officer, and a trustee of Keystone Property Trust (“Keystone”), an industrial REIT. Mr. Kelter founded Keystone’s predecessor, Penn Square Properties, Inc., in 1982 and took the company public in 1997. Since February 2014, Mr. Kelter has served on the Board of Directors of Starwood Waypoint Residential Trust (NYSE: SWAY), a single-family rental homes real estate investment trust. He is also a trustee of The Urban Land Institute, Cold Spring Harbor Laboratory, Westminster School and Trinity College, where he received a B.A. in Urban Studies.

Item 5.03.                Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Merger, on the Closing Date, the bylaws of the Company were amended and restated in their entirety.  The information set forth in Item 3.03 is incorporated herein by reference.

In connection with the Merger and pursuant to the Merger Agreement, on the Closing Date, the Company’s declaration of trust was amended to change the name of the Company after the effective time of the Merger from “Chambers Street Properties” to “Gramercy Property Trust.”  A copy of the Articles of Amendment and Restatement effecting the amendment to the Chambers declaration of trust is filed herewith as Exhibit 3.3 and is incorporated herein by reference.

The information set forth in Item 3.03 of this report under the heading “Preferred Shares Issuance” is incorporated herein by reference.

Item 8.01.                Other Events

On December 16, 2015, the Company awarded $90,000 in restricted share units (the “RSUs”) under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to the independent trustees of the Company, including the Non-Executive Chairman of the board, as part of such trustees compensation for 2015 service to the Company.  Each RSU entitles a holder to receive Company common shares upon the earlier of (i) the sixth month anniversary of the holder’s separation of service from the Company, and (ii) a change in control of the Company.  Each RSU also entitles a holder to receive an amount equal to the dividends paid on one Company common share.  The Company awarded the annual equity grant on December 16, 2015 in advance of the Closing Date of the Merger instead of the previously announced date of January 5, 2016.

The foregoing does not purport to be a complete description of the terms of an RSU, and is qualified in its entirety by reference to the 2013 Plan and the form of RSU Agreement, previously filed as Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-35933) filed January 9, 2015 and incorporated herein by reference.

On December 17, 2015, the Company and Old Gramercy issued a joint press release announcing the consummation of the Merger. A copy of the joint press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)                                 Financial statements of businesses acquired.

The required financial statements for the transaction described in Item 2.01 above will be filed as soon as practicable and no later than the required filing date.

(b)                                 Pro Forma Financial Information.

The required pro forma financial information for the transaction described in Item 2.01 above will be filed as soon as practicable and no later than the required filing date.

(d)                                 Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 1, 2015, by and among Chambers Street Properties, Gramercy Property Trust Inc. and Columbus Merger Sub, LLC (Previously filed as Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-35933) filed July 1, 2015 and incorporated herein by reference).

2.2

First Amendment to Agreement and Plan of Merger, dated as of November 23, 2015, by and among Chambers Street Properties, Gramercy Property Trust Inc. and Columbus Merger Sub, LLC (Previously filed as Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-35933) filed November 23, 2015 and incorporated herein by reference).

2.3

Second Amendment to Agreement and Plan of Merger, dated as of December 7, 2015, by and among Chambers Street Properties, Gramercy Property Trust Inc. and Columbus Merger Sub, LLC (Previously filed as Exhibit 2.3 to the Current Report on Form 8-K (File No. 001-35933) filed December 7, 2015 and incorporated herein by reference).

3.1*	Fifth Amended and Restated Bylaws of Gramercy Property Trust.

3.2*	Articles Supplementary establishing and fixing the rights and preferences of the 7.125% Series A Cumulative Redeemable Preferred Shares.

3.3*	Articles of Amendment and Restatement of the Declaration of Trust of Gramercy Property Trust.

16.1*	Letter dated December 17, 2015, from Deloitte & Touche LLP to the Securities and Exchange Commission

99.1*	Press Release, dated December 17, 2015.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2015

GRAMERCY PROPERTY TRUST

By:	/s/ Jon W. Clark
Name:	Jon W. Clark
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 1, 2015, by and among Chambers Street Properties, Gramercy Property Trust Inc. and Columbus Merger Sub, LLC (Previously filed as Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-35933) filed July 1, 2015 and incorporated herein by reference).

2.2

First Amendment to Agreement and Plan of Merger, dated as of November 23, 2015, by and among Chambers Street Properties, Gramercy Property Trust Inc. and Columbus Merger Sub, LLC (Previously filed as Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-35933) filed November 23, 2015 and incorporated herein by reference).

2.3

Second Amendment to Agreement and Plan of Merger, dated as of December 7, 2015, by and among Chambers Street Properties, Gramercy Property Trust Inc. and Columbus Merger Sub, LLC (Previously filed as Exhibit 2.3 to the Current Report on Form 8-K (File No. 001-35933) filed December 7, 2015 and incorporated herein by reference).

3.1*	Fifth Amended and Restated Bylaws of Gramercy Property Trust.

3.2*	Articles Supplementary establishing and fixing the rights and preferences of the 7.125% Series A Cumulative Redeemable Preferred Shares.

3.3*	Articles of Amendment and Restatement of the Declaration of Trust of Gramercy Property Trust.

16.1*	Letter dated December 17, 2015, from Deloitte & Touche LLP to the Securities and Exchange Commission

99.1*	Press Release, dated December 17, 2015.

* Filed herewith.